EXHIBIT 99.3

                          IMCLONE SYSTEMS INCORPORATED

                                  NON-QUALIFIED
                             STOCK OPTION AGREEMENT

      AGREEMENT, entered into as of the 1st day of September, 1998, by and between ImClone Systems Incorporated, a Delaware corporation (the "Company"), and the undersigned who has accepted a position with the Company as its Vice President, Marketing (the "Employee").

      WHEREAS, the Company desires to grant the Employee a non-qualified stock option to acquire shares of the Company's common stock, $.001 par value per share ("Common Stock"); and

      WHEREAS the Employee desires to accept such option subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, hereby agree as follows:

      1. Grant of Option. The Company hereby grants to the Employee a non-qualified stock option (the "Option") to purchase all (or any part of) 60,000 (sixty thousand) shares of Common Stock (the "Shares"), on the terms and conditions hereinafter set forth. This Option is not intended to be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      2. Exercise Price. The exercise price (the "Exercise Price") for the Shares covered by the Option shall be $10 1/8 (which was the closing price of the Common Stock on the NASDAQ National Market on September 1, 1998).

      3. Vesting Schedule. The Option shall vest and become exercisable by the Employee cumulatively, in accordance with the following schedule:

      (a) for 25% of the shares of Common Stock subject to the Option upon the first anniversary of Employee's commencement of employment with the Company;

      (b) for 25% of the shares of Common Stock subject to the Option upon the second anniversary of Employee's commencement of employment with the Company;

      (c) for 25% of the shares of Common Stock subject to the Option upon the third anniversary of Employee's commencement of employment with the Company; and

      (d) for 25% of the shares of Common Stock subject to the Option upon the fourth anniversary of Employee's commencement of employment with the Company.

      4. Term of Option; Termination.

      (a) Basic Term. The Option shall expire on, and not be exercisable following, the tenth anniversary of the date hereof; provided, that the Option is subject to earlier termination as provided in Section 4(b) and Section 4(c).

      (b) Termination of Employee. Upon the termination of the Employee's employment relationship with the Company or a subsidiary thereof for any reason (other than by reason of the death or disability of the Employee), the Employee's right to exercise any previously unexercised portion of the Option shall immediately terminate on the date of such termination of employment.


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      (c) Death or Disability  of Employee.  In the event that the Employee dies or is disabled while he is an employee of the Company or a subsidiary thereof, the Option shall be exercisable only within the next 12 months immediately succeeding such death or disability, and then only (a) in the case of death, by the person or persons to whom the Employee's rights under the Option shall pass by will or the laws of descent and distribution, and in the case of disability, by the Employee or his legal representative, and (b) if and to the extent that the Employee was entitled to exercise the Option at the date of his death or disability. The unvested portion of the Option shall terminate immediately upon the date of such death or disability.

      5. Transferability.

      (a) The Option shall not be transferred or otherwise assigned in any manner otherwise than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order ("QDRO") as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the Employee's lifetime, the Option shall be exercised only by the Employee, the Employee's guardian or legal representative, or the Employee's transferee pursuant to a QDRO. The terms of this Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of Employee. Any purported transfer of the Option or this Agreement contrary to the provisions of this
Section 5 shall be null and void ab initio.

      (b) By acceptance of this Option and execution of this Agreement, the Employee hereby agrees, on his own behalf and on behalf of his heirs, executors, administrators and assigns that, in connection with any underwritten public offering of shares of Common Stock, the Employee and the Employee's heirs, executors, administrators and assigns will enter into such restrictions on the sale or transfer of the shares of Common Stock issuable upon exercise of this Option as the Company and any underwriter(s) for such offering may reasonably request in order to facilitate the offer, sale and distribution of securities of the Company in connection with such offering, whether or not this Option has been exercised at the time of such offering.

      6. Method of  Exercising  Option;  Full  Payment.  Subject to the terms of
Section 4(b) and Section 4(c) hereof, the Option granted hereby may be exercised only if the Employee was, at all times during the period beginning on the date hereof and ending on the date of such exercise, an employee of the Company or a subsidiary. The Option shall be exercised by written notice to the Company, addressed to the Company at its principal place of business. Such notice shall state the Employee's election to exercise the Option and the number of shares of Common Stock in respect of which it is then being exercised, and shall be signed by the Employee. Such notice shall be accompanied by (a) this Agreement (which, if not then being exercised by the Employee for all the shares of Common Stock then remaining subject to the Option granted hereby, shall be appropriately endorsed and returned to the Employee); (b) payment of the full purchase price of such shares, which payment shall be by wire transfer, certified or bank check or in stock of the Company that has been owned by the Employee for at least six months, or as agreed to by the Board (as defined), other consideration; and such written representations and other documents, including legal opinions, as may be desirable, in the opinion of the Company's legal counsel, for purposes of compliance with state or Federal securities or other laws. In the case of payment made in stock of the Company, the stock shall be valued at its Fair Market Value (as hereinafter defined) on the last business day prior to the date of exercise. The term "Fair Market Value" for the Common Stock on any particular date shall mean the last reported sale price of the Common Stock on the principal market on which the Common Stock trades on such date or, if no trades of Common Stock are made or reported on such date, then on the next preceding date on which the Common Stock traded. The Company shall deliver a certificate or certificates representing shares of Common Stock purchased pursuant to such notice to the Employee as soon as practicable after receipt of such notice, subject to Section 10 hereof.

      7. Capital Adjustments. If any change is made in the shares of Common Stock subject to the Option (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure), appropriate adjustments shall be made by either the Committee (as defined) or the Board as to the maximum number of shares subject to the Option and the number of shares and price per share subject to the Option as shall be equitable to prevent dilution or enlargement of


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option rights of the Employee. Any determination made by either the Committee or the Board under this Section 7 shall be final, binding and conclusive upon the Employee.

      8. Administration; Interpretation. The Option and this Agreement shall be administered by any of the Compensation and Stock Option Committee of the Company (the "Committee") or the Board of Directors of the Company (the "Board"). The interpretation and construction by the Committee or the Board of the provisions of the Option granted hereunder and of this Agreement shall be final, unless in the case of the Committee otherwise determined by the Board. No member of the Board or of the Committee shall be liable for an action taken or determination made in good faith.

      9. Rights as a Shareholder. The Employee shall have no rights as a shareholder with respect to shares of Common Stock subject to the Option granted hereby until the date of the issuance to Employee of a stock certificate in respect of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

      10. Legal Requirements, Etc.

      (a) Revenue Stamps. The Company shall be responsible and shall pay for any transfer, revenue, or documentary stamps with respect to shares of Common Stock issued upon the exercise of the Option.

      (b) Legal Requirements. The Company shall not be required to issue certificates for shares upon the exercise of the Option unless and until, in the opinion of the Company's legal counsel, such issuance would not result in a violation of any state or Federal securities or other law. As a condition to the exercise of the Option, the Company may require Employee to make any representation or warranty to the Company as may be required by applicable securities laws or any other law or governmental regulation. Certificates for shares, when issued, shall have, if required in the opinion of the Company's legal counsel, the following legend, or statements of other restrictions, endorsed thereon, and may not immediately be transferable:

      " The shares of Common Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares may not be sold, transferred, or assigned unless, in the opinion of the Company and its legal counsel, such sale, transfer, or assignment will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission and any applicable state securities laws."

      11. Private Offering. By the act of accepting this Option and executing this Agreement, in the absence of an effective registration statement under the Securities Act of 1933, as amended, the Employee hereby agrees that upon exercise of such Option, he will acquire the shares of Common Stock that are the subject thereof for the purposes of investment only, and not with any intention at such time to resell or redistribute the same, and Employee hereby agrees that he shall upon request of the Company confirm such agreement at the time of exercise in a writing reasonably satisfactory to the Company and its counsel; provided, however, that the neglect or failure to confirm the same in writing shall in no way be construed or interpreted to be a limitation of such agreement.

      12. Right of the Company to Terminate Relationship. Nothing contained in this Agreement shall confer upon the Employee any right to be continued as an employee of the Company or any subsidiary thereof, or interfere in any way with the right of the Company or any subsidiary thereof to terminate such relationship for any reason whatsoever, with or without cause, at any time.

      13. No Obligation to Exercise. The granting of the Option hereunder shall impose no obligation upon the Employee to exercise such Option.

      14. Tax Requirements. The exercise or surrender of this Option shall constitute the Employee's full and complete consent to whatever action the Committee or the Board elect to satisfy the Federal and state withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise.


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

      15. Governing Law. This Agreement and the Option granted hereby shall be governed by, and construed and enforced in accordance with, the laws of the State of New York from time to time in effect.

      16.  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall constitute a duplicate original, and all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, by its officer thereunto duly authorized, and the Employee has executed this Agreement, all as of the day and year first written above.

IMCLONE SYSTEMS INCORPORATED                    EMPLOYEE

By: /S/ John B. Landes                          /S/  Ron Martell
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        John B. Landes                               (Sign name)
        General Counsel

                                               ______________________________
                                               Ron Martell

                                               Address:
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                                               Telecopier Number:

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                                               Social Security Number:

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